SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On August 9, 2011, Charter Communications, Inc. (along with its subsidiaries, the “Company”) announced that its board of directors has authorized the Company to repurchase up to $200 million of its Class A common stock and outstanding warrants.  Under the repurchase program, which is effective immediately, shares of Class A common stock and warrants to purchase Class A common stock may be purchased from time to time during the course of the next 12 months.

The Company also announced that it has agreed to purchase $100 million principal amount of 8% 2nd lien notes in open market transactions.

A copy of the press release announcing the repurchases is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press release dated August 9, 2011 announcing share and warrant repurchase program and note purchase.*

___________

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: August 9, 2011

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 9, 2011 announcing share and warrant repurchase program and note purchase.*

___________

* filed herewith

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